CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-258121 and 333-258122) and Form F-3 (No. 333-266704) of SOPHiA GENETICS SA of our report dated March 7, 2023 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers SA

Lausanne, Switzerland
March 7, 2023